EXHIBIT 1.1

EXECUTION VERSION

Houghton Mifflin Harcourt Company
Common Stock

Underwriting Agreement
May 14, 2015

Morgan Stanley & Co. LLC
Goldman, Sachs & Co.
As representatives of the several Underwriters
named in Schedule I hereto (the “Representatives”),
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York  10036

c/o Goldman, Sachs & Co.
200 West Street,
New York, New York  10282
Ladies and Gentlemen:
The stockholders named in Schedule II hereto (the "Selling Stockholders") of Houghton Mifflin Harcourt Company, a Delaware corporation (the "Company"), severally and not jointly, propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 10,575,300 shares (the "Firm Shares") and, at the election of the Underwriters, up to 1,586,295 additional shares (the "Optional Shares") of common stock, par value $0.01 per share ("Stock"), of the Company.  The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares."
1.            (a)        The Company represents and warrants to, and agrees with, each of the Underwriters that:
(i)        An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-203774) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T‑1 and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)          No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through the Representatives expressly for use therein (the “Underwriter Information”) or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 of Form S-3, it being agreed by the parties hereto that such information consists solely of the information concerning such Selling Stockholder under the caption “Principal and Selling Stockholders” in the Prospectus (the “Selling Stockholder Information”);
(iii)          For the purposes of this Agreement, the "Applicable Time" is 4:50 pm (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the "Pricing Disclosure Package"), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;
(iv)          The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information; and no such documents were filed by the Company with the Commission since the Commission's close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;
(v)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement does not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus does not and will not, as of the applicable filing date thereof and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;
(vi)          Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or increase in the long-term debt of the Company or any of its subsidiaries (other than borrowings in the ordinary course of business), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus (any such change or event, a “Material Adverse Effect”);
(vii)        The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Pricing Prospectus, (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (iii) such as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) liens granted pursuant to the agreements governing the Company’s outstanding indebtedness; and except as set forth or contemplated in the Pricing Prospectus, any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(viii)        The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company that is a “Significant Subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X, and each such subsidiary, a “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;
(ix)        The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws imposed by certain jurisdictions and security interests granted pursuant to the agreements governing the Company’s outstanding indebtedness);
(x)        The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the Certificate of Incorporation or By-laws of the Company or any of its Significant Subsidiaries, or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (A) and (C), for any conflict, breach, violation or default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority ("FINRA") of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or will have been obtained or made on or prior to the closing of the offering;
(xi)        Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), for such defaults that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
(xii)        The statements set forth in the Pricing Prospectus and the Prospectus under the caption "Material U.S. Federal Income Tax Considerations", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;
(xiii)        Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any executive officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any executive officer or director of the Company is the subject which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
(xiv)        The Company is not an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");
(xv)        (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;
(xvi)        PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xvii)          Since the date of the latest audited financial statements including in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
(xviii)              The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
(xix)          The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act as of March 31, 2015; such disclosure controls and procedures have been designed to ensure that material information required to be disclosed by the Company and its subsidiaries in reports filed or furnished under the Exchange Act is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
(xx)        This Agreement has been duly authorized, executed and delivered by the Company;
(xxi)        Except as set forth or contemplated in the Pricing Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect;
(xxii)            There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect;

(xxiii)            Except as set forth or contemplated in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;
(xxiv)              Neither the Company nor any of its subsidiaries, nor any director, executive officer or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;
(xxv)            The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxvi)                  Neither the Company nor any of its subsidiaries, nor any director, executive officer or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”), and neither the Company nor any of its subsidiaries is located, organized or resident in a country or territory that is the subject of Sanctions;
(xxvii)            Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Pricing Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any liability or obligation, direct or contingent, nor entered into any transaction that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than the issuances of stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under equity incentive plans described in, the Registration Statement, the Pricing Prospectus and the Prospectus), long-term debt (other than borrowings in the ordinary course of business) of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Pricing Prospectus and the Prospectus, respectively;
(xxviii)                To the knowledge of the Company, the Company and its subsidiaries own, possess or license, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names necessary for the business now operated by them, except where the failure to own, possess or license any of the foregoing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
(xxix)            The Company and each of its subsidiaries are insured against such material losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged, except where the failure to maintain such insurance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as described in the Pricing Prospectus;
(xxx)            To the knowledge of the Company, the Company and its subsidiaries possess all certificates, authorizations and permits (each, an “Authorization”) issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to hold such Authorization could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except as described in the Pricing Prospectus;
(xxxi)            The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon, to the extent that any of the foregoing is due and payable (except for cases in which the failure to file or pay would not have a Material Adverse Effect or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect;
(xxxii) Except as described in the Pricing Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants; and
(xxxiii) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Pricing Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.
(xxxiv) The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.
(xxxv) To the best of the Company’s knowledge, the statements made in the press release dated April 24, 2015 filed pursuant to Form 8-K on April 24, 2015 relating to the financial and operating condition of the Education Technical and Services Business of Scholastic Corporation that is the subject of the purchase agreement dated April 23, 2015, are true and correct in all material respects.
(b)          Each of the Selling Stockholders severally (and not jointly) represents and warrants to, and agrees with, each of the Underwriters and the Company that:
(i)        All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Power-of-Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; except (i) the registration under the Act of the Shares and (ii) for such consents, approvals, authorizations and orders as (A) may be required under state securities or Blue Sky laws or the rules and regulations of FINRA in connection with the purchase and distribution of the Shares of the Underwriters, (B) will have been obtained or made on or prior to the closing of the offering or (C) would not reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated in this Agreement; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)          The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Power-of-Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the material property or assets of such Selling Stockholder is subject, or (ii) result in any violation of the provisions of (A) the Certificate of Incorporation or By-laws or the Memorandum and Articles of Association, as applicable, of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling

Stockholder is a partnership, the Limited Liability Company Agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder; except in the case of clauses (i) and (ii)(B), for any conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement;
(iii)        Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters; subject to transfer restrictions under the Act, the terms and conditions of the Company’s Investor Rights Agreement, dated as of June 22, 2012 (as amended from time to time, the “Investor Rights Agreement”), by and among the Company and the stockholders party thereto from time to time;
(iv)        Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (w) the Underwriters are purchasing such Shares without notice of any adverse claim, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
(v)        On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex IV hereto.
(vi)        Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares to be sold by such Selling Stockholder (except that no representation is made as to the activities of the Underwriters and their affiliates);

(vii)        To the extent that any statements or omissions made in the Registration Statement, any Pricing Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information furnished to the Company by such Selling Stockholder expressly for use therein, such Registration Statement and Pricing Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(viii)        In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W‑9 or W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
(ix)        Book-entry credits and, to the extent required, certificates in negotiable form, representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to Computershare Inc., as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power-of-Attorney, in the form heretofore furnished to you (the "Power-of-Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and
(x)        The Shares represented by the book-entry credits or certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power-of-Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, the appropriate book-entry transfers or certificates representing the Shares to be sold by such Selling Stockholder hereunder shall be made or delivered, as applicable, by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers-of-Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of

them, shall have received notice of such death, incapacity, termination, dissolution or other event; and
(xi)        Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement.
2.        Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $23.00, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders that will be selling Optional Shares as indicated on Schedule II agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of such Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) in the same proportion to the total number of Optional Shares to be purchased at such Time of Delivery as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 1,586,295 Optional Shares, at the purchase price per share set forth in the paragraph above; however, that the amount paid by the Underwriters for any Optional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Optional Shares.  Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Stockholder.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, no earlier than two and no later than ten business days after the date of such notice.
Upon payment to the Selling Stockholders of the gross proceeds from the offering of the Firm Shares made in Federal (same-day) funds immediately available in New York City to the account of the Custodian, the Company shall pay $0.8625 per Firm Share sold in the offering to the Underwriters in Federal (same-day) funds immediately available in New York City to the account specified by the Representatives to the Company at least forty-eight hours in advance.  Upon payment to the Selling Stockholders of the gross proceeds from the offering of the Optional Shares made in Federal (same-day) funds immediately available in New York City to the account of the Custodian, the Company shall pay $0.8625 per Optional Share sold in the offering to the Underwriters in Federal (same-day) funds immediately available in New York City to the account specified by the Representatives to the Company at least forty-eight hours in advance.
3.            Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
4.           (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of DTC, for the account of such Underwriter, or the appropriate book-entry transfer shall be made, as applicable, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Custodian to the Representatives at least forty-eight hours in advance.  The Selling Stockholders will, to the extent any Shares are represented by certificates, cause such certificates to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office").
The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on May 20, 2015 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives.  In each written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."
(b)         The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
5.           The Company agrees with each of the Underwriters:
(a)         To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery without the consent of the Representatives promptly after reasonable notice thereof (which consent shall not be unreasonably withheld or delayed); to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)          Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction;
(c)          As soon as reasonably practicable after the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
(d)          To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
(e)         During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the "Company Lock-Up Period"), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder, (B) the issuance by the Company of options to purchase shares of Stock and other equity incentive compensation, including restricted stock or restricted stock units, under stock option or similar plans described in the Prospectus (which shall include the 2015 Omnibus Incentive Plan, as described in the Company’s Definitive Proxy Statement filed on Schedule 14A with the Commission on March 31, 2015, but not in effect until after the 2015 Annual Meeting of Stockholders of the Company) or under stock option or similar plans of companies acquired by the Company in effect on the date of acquisition, (C) any shares of Stock issued upon the exercise of options granted under such stock option or similar plans described in the Prospectus (which shall include the 2015 Omnibus Incentive Plan, as described in the Company’s Definitive Proxy Statement filed on Schedule 14A with the Commission on March 31, 2015, but not in effect until after the 2015 Annual Meeting of Stockholders of the Company) or under stock option or similar plans of companies acquired by the Company in effect on the date of acquisition, (D) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such stock option or similar plans, (E) the issuance by the Company of Stock or securities convertible into Stock in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto), provided that the aggregate number of shares of Stock issued pursuant to this clause (E) during the 90-day restricted period shall not exceed 5% of the total number of shares of Stock issued and outstanding on the closing date of the offering and provided further that, in the case of any issuance pursuant to this clause (E), any recipient of shares of Stock shall have executed and delivered to the Representatives a lock-up agreement in the form attached hereto, (F) any shares of Stock issued upon the exercise of warrants or convertible securities outstanding as of the date of this Agreement and described in the Prospectus, (G) the filing by the Company of any registration statement required pursuant to the terms of the Company’s Investor Rights Agreement), without the prior written consent of the Representatives and (H) the offer and sale of Stock under the Company’s Employee Stock Purchase Plan as described in the Company’s Definitive Proxy Statement filed on

Schedule 14A with the Commission on March 31, 2015 and the filing of any registration statement under the Act relating to the issuance of Stock under the plan;
(f)           To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;
(g)          If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission's Informal and Other Procedures (16 CFR 202.3a); and
(h)          Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
6.           (a)        The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;
(b)         The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
(c)         The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information.
7.           The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus

and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of one firm of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on NASDAQ; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of one firm of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, including any travel expenses of the Company’s officers and employees and any other expenses of the Company, but excluding the travel expenses of the Representatives’ officers and employees, which shall be borne by the underwriters; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that reimbursements to the Underwriters, if any, shall be limited to expenses actually incurred and provided further that in the case of clauses (a)(iii) and (a)(v) hereof the Company shall not be required to reimburse fees and expenses of counsel for the Underwriters in excess of $25,000 in the aggregate, and (b) to the extent required by the Investor Rights Agreement, such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including all stock transfer taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder.  In connection with clause (b) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and such Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
8.           The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or to the Company’s knowledge threatened by the Commission  and no notice of objection of the Commission to the use of the Registration

Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or to the Company’s knowledge threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
(b)          Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to you;
(c)          Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, each dated such Time of Delivery, in substantially the forms attached as Annex I(b) and I(c) hereto;
(d)          Akin Gump Strauss Hauer & Feld LLP, as counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, shall have furnished to you its written opinion with respect to each of the Selling Stockholders for whom it is acting as counsel, dated such Time of Delivery, in substantially the form attached as Annex I(d) hereto;
(e)          On the date of the Prospectus contemporaneous with the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you and PricewaterhouseCoopers LLP;
(f)           (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock, increase in the long‑term debt (other than borrowings in the ordinary course of business) of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;
(g)          On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;
(h)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or the Nasdaq Global Market; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
(i)           The Shares to be sold at such Time of Delivery shall have been duly listed on NASDAQ;
(j)           The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each stockholder, director or executive officer of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex IV hereto in form and substance reasonably satisfactory to you;
(k)          The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses; and
(l)           The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8.
9.           (a)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act or any “road show” as defined in Rule 433(h) under the Act (a “road show”) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any road show in reliance upon and in conformity with the Underwriter Information.
(b)          Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any

amendment or supplement thereto, or any Issuer Free Writing Prospectus or any road show, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus or any road show, in reliance upon and in conformity with the Selling Stockholder Information, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case for any amount arising under this subsection (b) or in respect of any claim in respect of a breach of the representations and warranties of such Selling Stockholder contained in Section 1(b) hereof in excess of the aggregate proceeds from the offering to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder after deducting any underwriting discounts and commissions received by the Underwriters, but without deducting any expenses.
(c)          Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities, to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any road show, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any road show, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.
(d)          Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.  No indemnified party shall, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, and no indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent, in each case which consent shall not be unreasonably withheld.
(e)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the total net proceeds received by the Selling Stockholder from the sale of Shares hereunder exceed the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to their respective obligations hereunder and not joint.
(f)           The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.
10.        (a)        If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your reasonable discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
(b)        If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the

Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.        The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.
12.        If this Agreement shall be terminated pursuant to Section 8(h) (other than as a result of clause (ii) thereof) or Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
13.        In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department and Morgan

Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary, with a copy for informational purposes only to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 (fax: 212-492-0025), Attention John C. Kennedy, Esq.; and if to any Selling Stockholder that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such Selling Stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as you at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Control Room and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
14.        This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
15.        Time shall be of the essence of this Agreement.  As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C.  is open for business.
16.        The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.
17.        This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.        This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
19.        The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20.        This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
21.        Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax structure" is limited to any facts that may be relevant to that treatment.
If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.
22.        Without limiting the applicability of Sections 2 and 3 hereof or any other provision of this Agreement, with respect to any Underwriter who is or is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Shares being sold by a Selling Stockholder, the  Shares being sold to such Underwriter shall not include any Shares attributable to such client (with any such shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client (and, if there is any unsold allotment in the offering at the First Time of Delivery, such unsold allotment in respect of Shares attributable to such client shall be allocated solely to Underwriters not affiliated with such client).

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Houghton Mifflin Harcourt Company

By:	/s/ William F. Bayers
	Name:	William F. Bayers
	Title:	Executive Vice President, Secretary and General Counsel

The Selling Stockholders Named in Schedule II Hereto

By:	/s/ William F. Bayers
	Name:	William F. Bayers
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement.

Accepted as of the date hereof
Morgan Stanley & Co. LLC
By:	/s/ Edward Mallory
	Name:	Edward Mallory
	Title:	Managing Director

Goldman, Sachs & Co.

By:	/s/ Matt Leavitt
	Name:	Matt Leavitt
	Title:	Managing Director

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased
Morgan Stanley & Co. LLC.	3,172,590
Goldman, Sachs & Co.	3,172,590
Credit Suisse Securities (USA) LLC.	1,057,530
Wells Fargo Securities, LLC.	1,057,530
BMO Capital Markets Corp..	528,765
Houlihan Lokey Capital, Inc.	528,765
Piper Jaffray & Co.	528,765
Stifel, Nicolaus & Company, Incorporated.	528,765
Total	10,575,300

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Selling Stockholders*:
Paulson Advantage Master Ltd.	2,500,000	321,152
Paulson Advantage Plus Master Ltd.	6,000,000	694,747
Paulson Advantage Select Master Fund Ltd.	78,104	0
Paulson Credit Opportunities Master Ltd.	1,844,428	570,396
PP Opportunities Ltd.	152,768	0
Total	10,575,300	1,586,295

*All Selling Stockholders are represented by Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, NY 10036  and each Selling Stockholder has appointed Linda Zecher, Eric Shuman and William Bayers, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.  Paulson & Co. Inc., as investment manager to each of the Selling Stockholders, reserves the right to revise the allocation of shares among the Selling Stockholders set forth above by notice to the Representatives (which notice may be by email), provided that such notice is received no later than May 19, 2015 and the total amount of each of the Firm Shares and Optional Shares remains the same.

SCHEDULE III

(a)        Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package
None
(b)        Additional documents incorporated by reference
None
(c)        Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package
The public offering price per share for the Shares is $23.00.

SCHEDULE IV

Name of Stockholder, Director, or Executive Officer	Address
Linda K. Zecher	222 Berkeley Street, Boston, MA 02116
Eric L. Shuman	222 Berkeley Street, Boston, MA 02116
William F. Bayers	222 Berkeley Street, Boston, MA 02116
Mary J. Cullinane	222 Berkeley Street, Boston, MA 02116
Lee R. Ramsayer	222 Berkeley Street, Boston, MA 02116
John K. Dragoon	222 Berkeley Street, Boston, MA 02116
Gary L. Gentel	222 Berkeley Street, Boston, MA 02116
Brook M. Colangelo	222 Berkeley Street, Boston, MA 02116
Bridgett P. Paradise	222 Berkeley Street, Boston, MA 02116
Sheru Chowdhry	222 Berkeley Street, Boston, MA 02116
L. Gordon Crovitz	222 Berkeley Street, Boston, MA 02116
Lawrence K. Fish	222 Berkeley Street, Boston, MA 02116
Jill A. Greenthal	222 Berkeley Street, Boston, MA 02116
John F. Killian	222 Berkeley Street, Boston, MA 02116
John R. McKernan, Jr.	222 Berkeley Street, Boston, MA 02116
Jonathan F. Miller	222 Berkeley Street, Boston, MA 02116
E. Rogers Novak, Jr.	222 Berkeley Street, Boston, MA 02116
Tim Cannon	222 Berkeley Street, Boston, MA 02116
Paulson & Co. Inc., on behalf of the funds and accounts managed by it	1251 Avenue of the Americas, New York, NY 10020

ANNEX I(b)
FORM OF OPINION OF
COUNSEL FOR THE COMPANY
May 20, 2015
Morgan Stanley & Co. LLC
Goldman, Sachs & Co.
As Representatives of the several Underwriters
named on Schedule I to the Underwriting Agreement

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o Goldman, Sachs & Co.
200 West Street,
New York, New York 10282

Ladies and Gentlemen:
We have acted as special counsel to Houghton Mifflin Harcourt Company, a Delaware corporation (the “Company”), in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated as of May 14, 2015, among the Underwriters named on Schedule I thereto (the “Underwriters”), for whom you are acting as representatives, the Selling Stockholders named on Schedule II thereto (the “Selling Stockholders”) and the Company, relating to the purchase today by the Underwriters of 10,575,300 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company.  This opinion is being furnished at the request of the Company as contemplated by Section 8(c) of the Underwriting Agreement.  Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

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The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3ASR (File No. 333-203774) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement was filed on May 1, 2015, and automatically became effective pursuant to Rule 462(e) under the Act.  In this opinion, the Registration Statement as amended as of the Applicable Time, including the documents incorporated by reference therein and the information deemed to be part of the Registration Statement under Rule 430B under the Act, is referred to as the “Registration Statement;” the base prospectus dated May 1, 2015 included as part of the Registration Statement, as supplemented by the preliminary prospectus supplement dated May 13, 2015, including the documents incorporated by reference therein immediately prior to the Applicable Time, is referred to as the “Pricing Prospectus;” the Pricing Prospectus, taken together with the information set forth on Schedule III(c) to the Underwriting Agreement, is referred to as the “Pricing Disclosure Package;” and the base prospectus dated May 1, 2015, as supplemented by the final prospectus supplement dated May 14, 2015, including the documents incorporated by reference therein, is referred to as the “Prospectus.”

The Commission’s website indicates that no stop order suspending the effectiveness of the Registration Statement has been issued.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:
1.	the Registration Statement;
2.	the Pricing Prospectus;
3.	the Prospectus;
4.	the Underwriting Agreement;

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5.	the Prepackaged Joint Plan of Reorganization of the Debtors under Chapter 11 of the Bankruptcy Code dated May 11, 2012; and
6.	Findings of Fact, Conclusions of Law, and Order (i) Approving the Debtors’ (a) Disclosure Statement Pursuant to Sections 1125 and 1126(b) of the Bankruptcy Code, (b) Solicitation of Votes and Voting Procedures, and (c) Forms of Ballots; (ii) Confirming the Prepackaged Joint Plan of Reorganization of the Debtors under Chapter 11 of the Bankruptcy Code; and (iii) Authorizing the Conversion of the DIP Credit Facility into the Exit Facility dated June 21, 2012.

In addition, we have examined: (i) such corporate records of the Company as we have considered appropriate, including a copy of the Amended and Restated Certificate of Incorporation of the Company, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, and Amended and Restated By-laws, as amended, of the Company certified by the Company as in effect on the date hereof (collectively, the “Charter Documents”) and copies of certain resolutions of the board of directors of the Company relating to the offering of the Shares, the Company’s reorganization plan and other matters and written consents of certain stockholders, certified by the Company; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below.  We have also relied upon oral and written statements of officers and representatives of the Company, the factual matters contained in the representations and warranties made in the Underwriting Agreement and upon certificates of public officials and officers of the Company.  The documents incorporated by reference into the Registration Statement and the Prospectus were prepared by the Company without our participation.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us

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as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.    The Company is validly existing and in good standing under the laws of the State of Delaware.  The Company has all necessary corporate power to execute, deliver and perform its obligations under the Underwriting Agreement and to own and hold its properties and conduct its business as described in the Registration Statement.

2.    The Shares have been duly authorized by all necessary corporate action on the part of the Company, and have been validly issued and are fully paid and non-assessable.

3.    The Common Stock conforms in all material respects to the description contained in the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock.”

4.    The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5.    The statements in the Pricing Disclosure Package and the Prospectus under the heading “Material U.S. Federal Income Tax Considerations,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.
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6.    The Registration Statement and the Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act, except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as to which we express no opinion.

7.    The sale of the Shares in accordance with the terms of the Underwriting Agreement, the execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder will not (i) result in a violation of the Charter Documents, (ii) breach or result in a default under any agreement or instrument listed as an exhibit to the Registration Statement or (iii) violate the General Corporation Law of the State of Delaware (the “GCL”) and those laws, rules and regulations of the United States of America and the State of New York (“Applicable Law”), in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, except in the case of clause (ii) above, we express no opinion with respect to any provision of any agreement or instrument listed as an exhibit to the Registration Statement to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination, and in the case of clauses (ii) and (iii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.  For purposes of this letter, the term “Applicable Law” does not include federal securities laws (except for purposes of the opinion expressed in paragraph 8 below) or state securities laws, other anti-fraud laws, or any law, rule or regulation that is applicable to the Company, the Selling Stockholders, the Shares, the

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Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

8.    No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made, is required by the Company under any Applicable Law for the sale of the Shares in accordance with the terms of the Underwriting Agreement, the execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder.  For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

9.    The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

The opinions expressed above are limited to the laws of the State of New York, the GCL and the federal laws of the United States of America.  Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

6

ANNEX I(c)
FORM OF NEGATIVE ASSURANCE LETTER OF
COUNSEL FOR THE COMPANY
May 20, 2015
Morgan Stanley & Co. LLC
Goldman, Sachs & Co.
As Representatives of the several Underwriters
named on Schedule I to the Underwriting Agreement

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o Goldman, Sachs & Co.
200 West Street,
New York, New York 10282
Ladies and Gentlemen:

We have acted as special counsel to Houghton Mifflin Harcourt Company, a Delaware corporation (the “Company”), in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated as of May 14, 2015, among the Underwriters named on Schedule I thereto (the “Underwriters”), for whom you are acting as representatives, the Selling Stockholders named on Schedule II thereto (the “Selling Stockholders”) and the Company, relating to the purchase today by the Underwriters of 10,575,300 shares of common stock, par value $0.01 per share (the “Shares”) of the Company.  This letter is being furnished at the request of the Company in connection with the delivery of our opinion to you of even date herewith (the “Opinion”) under the Underwriting Agreement.  Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (File No. 333‑203774) under the Securities Act

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of 1933, as amended (the “Act”).  The Registration Statement was filed on May 1, 2015 and automatically became effective pursuant to Rule 462(e) under the Act. In this letter, the Registration Statement, as amended as of the Applicable Time, including the documents incorporated by reference therein and the information deemed to be part of the Registration Statement under Rule 430B under the Act, is referred to as the “Registration Statement;” the base prospectus dated May 1, 2015 included as part of the Registration Statement, as supplemented by the preliminary prospectus supplement dated May 13, 2015, including the documents incorporated by reference therein immediately prior to the Applicable Time, is referred to as the “Pricing Prospectus”; the Pricing Prospectus, taken together with the information set forth on Schedule III(c) to the Underwriting Agreement, in the form filed with the Commission pursuant to Rule 433 under the Act, is referred to as the “Pricing Disclosure Package;” and the base prospectus dated May 1, 2015, included as part of the Registration Statement, as supplemented by the final prospectus supplement dated May 14, 2015, including the documents incorporated by reference therein, is referred to as the “Prospectus.”

The primary purpose of our professional engagement was not to establish factual matters or financial, accounting or statistical information.  In addition, many determinations involved in the preparation of the Registration Statement, Pricing Prospectus and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of this letter.  Furthermore, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to independently verify, and cannot and do not assume responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus (other than as explicitly stated in paragraphs 3 and 5 of the Opinion).
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In the course of acting as special counsel to the Company in connection with the offering of the Shares, we have participated in conferences and telephone conversations with officers and other representatives of the Company and the independent registered public accountants for the Company during which conferences and conversations the contents of the Registration Statement, the Pricing Prospectus, the Prospectus and related matters were discussed.  Based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Company and its subsidiaries), our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that caused us to believe that (i) at the time it became effective, the Registration Statement (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Applicable Time, the Pricing Disclosure Package (except for the financial statements, financial statement schedules and other financial, or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) at the time the Prospectus was issued or at the Time of Delivery, the Prospectus (except for the financial statements, financial statement schedules and other financial, or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by
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reference, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

4

ANNEX I(d)
FORM OF OPINION OF
COUNSEL FOR THE SELLING STOCKHOLDERS
May [__], 2015

Morgan Stanley & Co. LLC
Goldman, Sachs & Co.
As representatives of the several Underwriters
named in Schedule I to the Underwriting Agreement,

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York  10036

c/o Goldman, Sachs & Co.
200 West Street,
New York, New York  10282

Re: Underwriting Agreement
Ladies and Gentlemen:
We have acted as special counsel to each of the selling stockholders named on Schedule A hereto (each a “Selling Stockholder” and collectively the “Selling Stockholders”), in connection with the sale by the Selling Stockholders, pursuant to the terms of the Underwriting Agreement, dated as of May [__], 2015 (the “Underwriting Agreement”), by and among Houghton Mifflin Harcourt Company (formerly known as HMH Holdings (Delaware), Inc.), a Delaware corporation (the “Company”), the Selling Stockholders and Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”), of the number of shares of common stock, par value $0.01 per share (the “Common Stock”), set forth on Schedule II of the Underwriting Agreement under “Total Number of Firm Shares Sold” (the “[Firm] Shares”) [and the number of additional shares of Common Stock set forth on Schedule II of the Underwriting Agreement under “Number of Optional Shares to be Sold if Maximum Option Exercised” (the “Optional Shares” and, together with the Firm Shares, the “Shares”), pursuant to your notice, dated as of [__], 2015, of the Underwriters’ exercise of their option to purchase such additional shares pursuant to Section 2 of the Underwriting Agreement].  This letter is rendered at the request of the Selling Stockholders pursuant to Section 8(d) of the Underwriting Agreement.  All capitalized terms used in this letter, without definition, have the meanings assigned to them in the Underwriting Agreement.
In connection with this letter, we have examined executed originals or copies of executed originals of each of the following documents (collectively, the “Transaction Documents”):
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1.      the Underwriting Agreement;
2.      an Irrevocable Power of Attorney of each Selling Stockholder, executed by each such Selling Stockholder on the date set forth therein, authorizing Linda Zecher, Eric Shuman and William Bayers (each, an “Attorney-in-Fact”) , or each of them acting alone, with full power and authority to act on behalf of such Selling Stockholder as set forth therein (each a “Power of Attorney” and, collectively, the “Powers of Attorney”); and
3.      the Custody Agreements, dated on or around May [__], 2015, by and between Computershare Inc., as custodian (the “Custodian”) and each Selling Stockholder (each a “Custody Agreement” and, collectively, the “Custody Agreements”).
In addition, we have examined the following documents (collectively, the “Due Diligence Documents”):
(a)            records of the Custodian, or confirmations thereof, provided to us by the Custodian;
(b)            certificates from each of the Selling Stockholders in the form of Exhibit A;
(c)            the stock powers listed on Schedule B hereto;
(d)            the Reviewed Agreements (defined below).
As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon the Due Diligence Documents and the representations, warranties and covenants of the Selling Stockholders in the Underwriting Agreement, the Powers of Attorney and the Custody Agreements, all of which we assume to be true, correct and complete.  We have made no investigation or review of any matters relating to the Selling Stockholders or any other person or entity other than as expressly listed herein.  We wish to inform you that our knowledge is necessarily limited due to the limited scope of our review.  In addition, other than the responses to our inquiries set forth in the certificates provided to us by the Selling Stockholders on which we believe we can reasonably rely, we have made no inquiry of the Company, the Selling Stockholders or any other person or entity (including governmental authorities) regarding, and no review of, any judgments, orders, decrees, franchises, licenses, certificates, permits or other public records or agreements to which the Selling Stockholders are a party other than the Due Diligence Documents, and our knowledge of any such matters is accordingly limited.
We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies.  We have also assumed, with your consent: (i) the legal capacity of natural persons; (ii) the valid existence in good standing of each person not a natural person that is a party to the Transaction Documents; (iii) the corporate or other power and due authorization of each person not a natural person to execute and deliver the Transaction Documents and to consummate the transactions contemplated by the Transaction Documents; (iv) due execution and delivery of each Transaction Document by all parties thereto including, specifically, (1) due execution and delivery by

2

an Attorney-in-Fact of the Underwriting Agreement, and (2) the due authorization, execution and delivery of the Custody Agreements and the Powers of Attorney ; (v) that each of the Transaction Documents constitutes the legal, valid and binding obligations of each party thereto, enforceable against such party in accordance with its terms; (vi) that each of the Attorneys-in-Fact has acted in accordance with the terms of the applicable Power of Attorney; (vii) that any documents executed by a Selling Stockholder comply with the Laws (as defined below) of its jurisdiction of organization and that the choice of New York law as the express choice of law of such documents will be enforced by the laws of that jurisdiction; and (viii) that the Company registered Cede & Co. as nominee for The Depository Trust Company (“DTC”) as the registered owner of the Shares.
Subject to the foregoing and the other matters set forth herein, as of the date hereof:
1.	Assuming the (i) due execution and delivery of each of the Powers of Attorney by the Selling Stockholder listed in such Power of Attorney and (ii) due authorization of each of the Powers of Attorney by the Selling Stockholder listed in such Power of Attorney, the Underwriting Agreement has been duly executed and delivered by or on behalf of each of the Selling Stockholder acting through an Attorney-in-Fact.
2.	Assuming the (i) due execution and delivery of each of the Powers of Attorney by the Selling Stockholder listed in such Power of Attorney and (ii) due authorization of each of the Powers of Attorney by the Selling Stockholder listed in such Power of Attorney, each Power of Attorney constitutes the valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms under the Included Laws of the State of New York.
3.	Assuming the (i) due execution and delivery of each of the Custody Agreements by the Selling Stockholder listed in such Custody Agreement and (ii) due authorization of each of the Custody Agreements by the Selling Stockholder listed in such Custody Agreement, each Custody Agreement constitutes the valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms under the Included Laws of the State of New York.
4.	Upon (a) delivery to DTC (and registration of its nominee, Cede & Co., as the registered owner by the Custodian on behalf of the Selling Stockholders) of the Shares to be purchased by the Underwriters, under the Underwriting Agreement, (b) payment by the Underwriters of the purchase price for such Shares specified in Section 2 of the Underwriting Agreement in accordance with the terms of the Underwriting Agreement and (c) indication by DTC in its records by book entry that such Shares have been credited solely to a securities account of Morgan Stanley & Co. LLC (“Morgan Stanley”), as

3

representative of the Underwriters, at DTC, (x) DTC will be a protected purchaser thereof and (y) Morgan Stanley, as representative of the Underwriters, will have acquired a valid security entitlement thereto and, to the extent governed by the UCC (as defined below), an action based on an adverse claim thereto may not be asserted against Morgan Stanley, as representative of the Underwriters, assuming that DTC has no notice of an adverse claim to such Shares and Morgan Stanley, as representative of the Underwriters, has no notice of an adverse claim to such financial asset.
5.	The sale of the Shares and the performance by each Selling Stockholder of its obligations under the Underwriting Agreement, the Power of Attorney to which it is a signatory and the Custody Agreement to which it is a signatory, and the consummation of the transactions contemplated therein will not (i) result in any violation of any applicable Included Law of any governmental agency or body having jurisdiction over such Selling Stockholder or any of its properties or (ii) conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any (A) indenture(s), (B) loan agreement(s), (C) mortgage(s), (D) deed(s) of trust and (E) other written agreement(s) or instruments, in each case of (A) through (E) identified to us by an officer or member of the Selling Stockholder or its direct or indirect general partner, managing member or trustee, as the case may be, as material to such Selling Stockholder and listed on Schedule C hereto (the “Reviewed Agreements”).
6.	No consent, approval, authorization, order, registration or qualification of or with any governmental agency or body is required under the Included Laws for the sale of the Shares or the consummation by the Selling Stockholders of the other transactions contemplated by the Underwriting Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under federal securities Laws or state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriters.
The opinions and other matters in this letter are further qualified in their entirety and subject to the following:
A.	We express no opinion as to the laws of any jurisdiction other than the Included Laws. We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”), other than a review of (i) the Laws of the State of New York, (ii) the Federal Laws of the United States of America and (iii) Article 8 of the UCC (defined below). For purposes of this opinion, the term “Included Laws” means the items described in clauses (i), (ii) and (iii) of the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated in the Transaction Documents. The term Included Laws specifically excludes: (a) Laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof; (b) zoning, land use, building and construction Laws; (c) Federal Reserve Board margin regulations; (d) any antifraud, environmental, labor, tax, insurance, antitrust, federal or state securities, trade regulation, insolvency or fraudulent transfer, Financial Industry Regulatory Authority, Inc. rules, stock exchange, pension or employee benefit, usury or intellectual property Laws; and (e) any Laws that may be applicable to the Selling Stockholders by virtue of the particular nature or circumstances of the Selling Stockholders. In opining as to the Included Laws, we have assumed that any court interpreting the Included Laws or the

4

Laws specifically referenced in an opinion will only apply the Included Laws or such specifically referenced Laws and will not apply any contrary Laws of such jurisdiction.
B.	This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Selling Stockholders or any other person or entity, or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.
C.	With respect to our opinions in paragraphs Error! Reference source not found. and 3 above, with your consent, we have assumed that the status of the Custody Agreements and the Powers of Attorney as valid and binding obligations of the Selling Stockholders is not affected by any (a) breaches of, or defaults under, any agreements or instruments or (b) violations of any court or governmental orders other than court or governmental orders of general applicability.
D.	With respect to our opinion in paragraph 4 above and the qualification in this paragraph: (i) the terms “adverse claim,” “delivery,” “financial asset,” “notice of an adverse claim,” “protected purchaser,” “registered owner,” “securities account,” “entitlement holder” and “security entitlement” have the respective meanings ascribed thereto in Article 8 of the Uniform Commercial Code of New York (the “NY UCC,”) or the Uniform Commercial Code of Delaware, (the “DE UCC” and, together with the NY UCC, the “UCC”), as appropriate; (ii) we have assumed that: (a) the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the NY UCC) with respect to DTC is the State of New York; (b) DTC is a “clearing corporation” within the meaning of Section 8-102(a)(5) of the NY UCC; and (c) the “issuer’s jurisdiction” (within the meaning of Section 8-110 of the NY UCC) with respect to the Company is the State of Delaware; and (iii) we call to your attention that an entitlement holder’s interest with respect to any financial asset in a securities account at DTC: (A) is limited under Section 8-503(b) of the NY UCC to a pro rata interest in all interests in that financial asset so held by DTC; (B) may be enforced against DTC only by exercise of the entitlement holder’s rights under Sections 8-505 through 8-508 of the NY UCC; and (C) is subject to the prior rights of creditors of DTC in certain circumstances as specified in Section 8-511 of the NY UCC.
E.	With respect to our opinion in paragraph 5 above, with your consent, we have relied solely on the disclosures made in the Due Diligence Documents in determining the applicable Law, statute, rule or regulation of any governmental agency or body having jurisdiction over the Selling Stockholders or their property.
F.	The matters expressed in this letter are subject to and qualified and limited by: (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies

5

generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution; (iv) Laws that limit the enforceability of provisions in the Transaction Documents releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction to the extent such action or inaction involves negligence, gross negligence, recklessness, willful misconduct or effects any other extraordinary risk-shifting or to the extent that the enforceability of such provisions is otherwise limited by public policy; and (v) constitutional bounds on Laws that govern enforceability of choice of law provisions in agreements, in each case set forth in clauses (i) through (v) above, as to which we have made no investigation.
G.	We express no opinion as to the enforceability of any provisions contained in the Transaction Documents purporting to (i) indemnify a person for acts of negligence, gross negligence, willful misconduct or strict liability or release it from the consequences thereof; (ii) prohibit oral amendments to or waivers of provisions of the Transaction Documents or otherwise limit the effect of a course of dealing between the parties thereto; (iii) grant a person an irrevocable power of attorney or proxy to take actions on behalf of another person to the extent that the grantor could not otherwise take such actions; (iv) to the extent not permitted by applicable Law, restrict, waive access to or vary legal or equitable remedies or defenses (including, but not limited to, a right to notice of and hearing on matters relating to prejudgment remedies, service of process, proper jurisdiction and venue, forum non conveniens and the right to trial by jury), and the right to collect damages (including, but not limited to, actual, consequential, indirect, special, incidental, exemplary and punitive damages); (v) provide that remedies are cumulative; (vi) provide that an agreement is jointly drafted or otherwise contradict common rules of contractual construction or interpretation; (vii) provide that a power of attorney is irrevocable; (viii) grant a power of attorney other than in the Powers of Attorney or (ix) disclaim third-party beneficiaries.
H.	We express no opinion with respect to the fairness of the Transaction Documents or any other matter, and in rendering the opinions expressed herein, we have assumed, with your consent, that a court of competent jurisdiction would find all such matters were entirely fair. We have assumed that no fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists or will exist with respect to any of the matters relevant to this letter.
I.	We express no opinion as to: (i) the compliance of the transactions contemplated by the Transaction Documents with any regulations or governmental requirements applicable to the Selling Stockholders due to the specific nature or circumstances of the Selling Stockholders; (ii) the financial condition or solvency of the Selling Stockholders; (iii)

6

the ability (financial or otherwise) of the Selling Stockholders or any other party to meet their respective obligations under the Transaction Documents; (iv) the conformity of the Transaction Documents to any term sheet or commitment letter and (v) whether a court outside of the State of New York will enforce a judgment by a court located in the State of New York.
J.	This letter is solely for the benefit of the Underwriters, and no other persons or entities shall be entitled to rely upon this letter. Without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished or otherwise disclosed to or used by any other person or entity, except for: (i) delivery of copies hereof to counsel for the addressees hereof; (ii) inclusion of copies hereof in a closing file; and (iii) use hereof in any legal proceeding arising out of the transactions contemplated by the Transaction Documents filed by an addressee hereof against this law firm or in which any addressee hereof is a defendant or in connection with investigating or defending any action or claim against an addressee hereof arising out of the transactions contemplated by the Transaction Documents.
Very truly yours,

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ANNEX IV
[FORM OF LOCK-UP AGREEMENT]
Houghton Mifflin Harcourt Company
Lock-Up Agreement
[ ˜ ], 2015
Morgan Stanley & Co. LLC
Goldman, Sachs & Co.,
As representatives of the several Underwriters
named in Schedule I hereto (the “Representatives”),
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York  10036
c/o Goldman, Sachs & Co.,
200 West Street,
New York, New York  10282

Re:  Houghton Mifflin Harcourt Company - Lock-Up Agreement
Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Houghton Mifflin Harcourt Company, a Delaware corporation (the “Company”), and the Selling Stockholders named in Schedule II to such agreement, providing for a public offering of common stock, par value $0.01 per share (the “Stock”), of the Company by the Selling Stockholders (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2015.
In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, other than the Shares, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect
1

to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.  In addition, the undersigned will not during the Lock-Up Period make any demand for, or exercise any right with respect to, the registration of any shares of Stock or any security convertible into or exercisable or exchangeable for Stock (except for such demands or exercises as will not require any public filing or other public disclosure to be made in connection therewith until after the expiration of the Lock-Up Period).  [Nothwithstanding the foregoing, this Lock-Up Agreement shall not apply to the Undersigned’s Shares subject to the repurchase by the Company pursuant to the purchase agreement entered into by the Company and [the undersigned][Paulson & Co. Inc.], dated as of May 12, 2015.]1
The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 90 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.
The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement until the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.
Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any beneficiary of the undersigned or any trust, limited liability company, partnership or corporation for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that such beneficiary, trust, limited liability company, partnership, corporation or immediate family member, as applicable, agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to any beneficiary of or estate of a beneficiary of the undersigned pursuant to a trust, will or other testamentary document or applicable laws of descent, provided that the beneficiary or the estate of a beneficiary thereof agrees to be bound in writing by the restrictions set forth herein or (iv) with the prior written consent of the Representatives on behalf of the Underwriters.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership or limited liability company, such entity (and its transferees or distributees) may transfer or distribute the capital stock of the Company to any wholly-owned subsidiary of such entity or to the partners, members, stockholders or affiliates of or accounts

1 To be added to Selling Stockholder and Sheru Chowdhry Lock-Up Agreements.
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managed by such entity; provided, however, that in any such case, it shall be a condition to the transfer that the transferee or distributee execute an agreement stating that the transferee or distributee is receiving and holding such capital stock subject to the provisions of this Agreement, no filings under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution (other than a filing on a Form 4 or 5 made when required) and there shall be no further transfer of such capital stock except in accordance with this Agreement[, and provided further that any such transfer shall not involve a disposition for value]2.  It is understood and agreed that any Stock acquired by the undersigned in the open market after the completion of the public offering will not be subject to this Lock-Up Agreement, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Stock, shall be required or shall be voluntarily made in respect of the sale of such open market Shares during the Lock-Up Period.  In addition, notwithstanding the foregoing, (i) the undersigned may establish a Rule 10b-5(1) trading plan during the Lock-Up Period; provided that no transactions thereunder are made until after expiration of the Lock-Up Period and (ii) the restrictions in this Lock-Up Agreement do not apply to (x) any transaction effected pursuant to a Rule 10b-5(1) trading plan entered into by the undersigned prior to the execution of the Lock-Up Agreement; provided that any filings made under Section 16(a) of the Exchange Act shall include a footnote describing that the transaction was pursuant to a Rule 10b-5(1) trading plan and (y) the withholding by, or disposition of Stock to, the Company in connection with the exercise of, or to satisfy the withholding tax obligations of the undersigned in connection with the exercise or vesting of, restricted stock, restricted stock units, incentive stock options or other stock-based awards or to the exercise of any warrants or stock options or similar forms of equity awards outstanding on the date of this Lock-Up Agreement.  The undersigned now has, and, except as contemplated above in this paragraph, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

Notwithstanding any other provision contained herein, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of Stock to a bona fide third party pursuant to a tender offer for securities of the Company or any merger, consolidation or other business combination involving a Change of Control (as defined in the Company’s credit agreement) of the Company that, in each case, has been approved by the Board of Directors of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Stock in connection with any such transaction, or vote any Stock in favor of any such transaction); provided that all shares of Stock subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Stock subject to this Lock-Up Agreement shall remain subject to the restrictions herein.

2 To be deleted from the Selling Stockholder and Sheru Chowdhry Lock-Up Agreements.
3

The undersigned understands that, if (i) the Underwriting Agreement is not entered into on or before June 1, 2015, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, (iii) the Company provides written notice to the Representatives that it has determined not to pursue the public offering or (iv) the Company files an application with the Securities and Exchange Commission to withdraw the registration statement relating to the public offering or otherwise makes a public announcement of the termination of the public offering, then the undersigned shall be released from all obligations under this Lock-Up Agreement on the earliest date on which any event set forth in clause (i), (ii), (iii) or (iv) above occurs.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

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